UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        June 30, 2005

BPP LIQUIDATING TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9524	02-6148466
(Commission File Number)	(I.R.S. Employer Identification No.)

450 B Street, Suite 1900, San Diego, California	92101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code      (619) 641-1141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                         Entry into a Material Definitive Agreement.

On June 30, 2005, BPP Liquidating Trust (the “Trust”) received the acknowledgment and agreement of American International Specialty Lines Insurance Company (“AISLIC”), the insurer under the Directors, Officers and Corporate Liability Insurance Policy for Real Estate Investment Trusts (the “Policy”) issued to Burnham Pacific Properties, Inc. (the “Company”), to a letter agreement by and between AISLIC and the insureds under the Policy (the “Insureds”).  Pursuant to the terms of the letter agreement, AISLIC and the Insureds have agreed that (i) AISLIC will pay to the Insureds by no later than July 5, 2005 an amount equal to $691,716.71, or 80% (net of certain exclusions), of the defense costs incurred by the Insureds for the period from November 5, 2002 through March 10, 2005 in the connection with the litigation entitled Robert Baker, et al. v. Burnham Pacific Properties, Inc., et al (which litigation has been previously disclosed in the Trust’s Annual Report on Form 10-K for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on March 7, 2005) and (ii) AISLIC will pay to the Insureds, on a going forward basis in quarterly installments, 80% (net of certain exclusions) of the defense costs incurred by the Insureds in connection with such litigation until its final resolution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPP LIQUIDATING TRUST

	By:	/s/ Scott C. Verges
Name: Scott C. Verges
Title: Co-Trustee

	By:	/s/ Douglas P. Wilson
Name: Douglas P. Wilson
Title: Co-Trustee

Date: July 5, 2005